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     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows

     Evergreen Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                11,581,326       12.01


     Class B      0                 0                9,262,395        12.23


     Class C      0                 0                399,820          11.21


     Class I      0                 0                18,589,296       12.36





     Masters Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                7,325,165         8.18


     Class B      0                 0                8,186,063         7.86


     Class C      0                 0                   640,391       7.85


     Class I      0                 0                   137,981       8.29


     Mid Cap Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                122,598,664       5.00


     Class B      0                 0                    6,894,500     4.71


     Class C      0                 0                    2,144,279     4.71


     Class I      0                 0                    3,135,810     5.11





     Large Cap Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      89,593            0.02             3,834,612         13.68


     Class B      733               0.00             1,120,591         13.14


     Class C      85                0.00             204,830           13.37


     Class I      4,940,571         0.05             122,542,241       13.73


     Class IS     156,000  0.02             6,795,982                  13.68





     Omega Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             21,358,955       24.42


     Class B      0                 0.00             28,996,603      21.85


     Class C      0                 0.00             6,938,304       21.91


     Class I      0                 0.00             679,278       24.84


     Class R      0                 0.00             44              24.41





     Large Company Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                70,503,437       6.32

     Class B      0                 0                5,098,857        5.97


     Class C      0                 0                1,663,320        5.97


     Class I      0                 0                2,241,605        6.29





     Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                5,247,615        16.12


     Class B      0                 0                1,553,120        14.73


     Class C      0                 0                15,801,074       14.72


     Class I      0                 0                38,524,739       16.42


























     Aggressive Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                11,708,619        16.74


     Class B      0                 0                3,309,077         15.24


     Class C      0                 0                643,603           15.19


     Class I      0                 0                733,777           17.39